UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 AMENDMENT NO. 2

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 2, 2004

                                ZONE 4 PLAY, INC.
             (Exact name of registrant as specified in its charter)


          Nevada                    333-91356                98-0374121
(State or Other Jurisdiction     (Commission File          (I.R.S. Employer
     of Incorporation)               Number)            Identification Number)

                                 103 Foulk Road
                              Wilmington, DE 19803
               (Address of principal executive offices) (zip code)

                                 (302) 691-6177
              (Registrant's telephone number, including area code)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      On February 2, 2004, we consummated the purchase of 100% of the outstanding common stock of Zone 4 Play, Inc., a Delaware corporation (the "Acquisition"), pursuant to a Stock Purchase Agreement entered into between the parties thereto on December 1, 2003 (the "Stock Purchase Agreement"), whereby we issued 10,426,190 shares of our common stock to the shareholders of Zone 4 Play, Inc. in exchange for 100% of the issued and outstanding shares of the common stock of Zone 4 Play, Inc. As a result of the Acquisition, Zone 4 Play, Inc. became our wholly-owned subsidiary. The transactions contemplated under the Stock Purchase Agreement were approved by the written consent of a majority of our shareholders on December 22, 2003.

      On December 22, 2003, a majority of our shareholders approved a change in our name to Zone 4 Play, Inc. On February 5, 2004, we filed a Certificate of Amendment with the Nevada Secretary of State changing our name to Zone 4 Play, Inc.

                          BUSINESS OF ZONE 4 PLAY, INC.

OVERVIEW

      Subsequent to the Acquisition, we began to carry on the business of developing an interactive games technology that provides an end-to-end solution for multiple platforms and allows service providers to deliver games to their subscribers. As of February 1, 2004, our customers included cable and satellite television service providers and hospitality service providers. Our customers include Lodgenet (US), RCN (US) and NDS (UK).

      Our technology allows service providers to generate additional revenue from their existing infrastructure and subscriber base, and allows a subscriber to switch from one platform to another using a single account with the same virtual account balance and user information. To our knowledge, our technology is unique in its ability to utilize a single account to play a game on different platforms, such as interactive TV (iTV), wireless or Internet. With this capability, our technology increases the variety of services that our customers can offer, which can help reduce subscriber turnover.

      Our customers typically enter into revenue-share agreements with us under which they use our technology to offer games to their subscribers and pay us a percentage of the revenues or income generated from those games.

      We were incorporated under the laws of the State of Nevada on April 23, 2002 as Old Goat Enterprises, Inc. On February 1, 2004, we acquired Zone4Play, Inc., a Delaware corporation, and subsequently changed our name to Zone 4 Play, Inc, a Nevada corporation. The acquisition was accounted for as a reverse acquisition, whereby Old Goat was treated as the acquiree and Zone4Play, Inc (Delaware) as the acquirer. The historical financial statements of Zone4Play, Inc (Delaware) became our historical financial statements. We conduct our operations through our wholly owned subsidiaries, Zone4Play (Israel) Limited, an Israeli corporation incorporated in July 2001, and Zone4Play (UK) Limited, a United Kingdom corporation incorporated in November 2002.

OUR PRODUCTS AND TECHNOLOGY

      Our interactive games technology provides an end-to-end solution for multiple platforms and features a single user account that enables switching across iTV, wireless and Internet platforms. Our solution includes game engine server applications, client applications and our e-management back-office solution for play-for-real gaming. We have developed a modular application architecture that allows us to quickly and easily develop applications for each platform. We also offer Zone4Play-branded games and games we license from third-party developers.

      We have integrated our products to work with most common middleware platforms. Our iTV products are capable of integrating with the following middleware platforms:

      o     Liberate, NDS Core, Sony, Microsoft and CCTV (HTML, JavaScript and
            Flash);

      o     Open TV and Power TV (C/C++); and

      o     NDS Core and Liberate (Java Virtual Machine).

      Our modular application architecture allows:

      1.    Easy modification of applications for specific uses;

      2.    Simple and fast creation of new applications; and

      3.    Addition of new functionalities.

      A typical application is split into code and data sections.

      The code section includes:

      1.    The application's business logics;

      2.    Dial-up module;

      3.    HTTP module;

      4.    Audio / video module; and

      5.    Gadgets and controls.

      The data section includes:

      1.    Screen scenarios;

      2.    Texts;

      3.    Images for on-screen display;

      4.    MPEG still images; and

      5.    Sounds.

      Any element of a data or code section can be loaded with the main code module or requested for dynamic loading on the fly. Depending on our customers' requirements, our application can either complete a full download all at once or in download increments with a quick initial module so that a subscriber can interact with the application immediately while the rest of the resources continue to be downloaded. We have two groups of on-screen controls: "PC style" and "TV style." PC style controls resemble standard PC user interface elements, such as edit boxes, drop-down menus, checkboxes, and scrollers. The TV style controls are more intuitive and do not require that subscribers be familiar with computers, which makes our applications more widely accessible to subscribers.

THE INTERACTIVE ENTERTAINMENT MARKET

      The interactive entertainment market has emerged as a result of the rapid growth and significant technological advancement in the communications industry. Service providers are launching new data services, including downloadable games, ring tones and images, to drive revenues and retain subscribers. They invest heavily in technology to take advantage of advanced networks and next-generation devices, including 3G mobile phones and new set-top cable and satellite boxes.

      Our primary markets include:

            o iTV - (interactive cable and satellite television service providers) Our iTV packages have been deployed by cable and satellite TV service providers all around the world, including RCN in the US, and NTL in the UK.

            o Wireless service providers - We provide online games and support SMS, WAP, J2ME, PDA and 3G technologies. We offer a single user account feature which allows a user to utilize the wireless platform to play the same games as on other platforms, including iTV and Internet, under a single account with the same virtual account balance and user information.

            o Internet service providers - our products are being deployed by ISP's and are available for IPTV (Internet Protocol TV based on technologies such as xDSL and FTTx) to offer our interactive games platform solutions.

            o Hospitality service providers (Games on demand). Our products are currently deployed by LodgeNet (US), a hotel in-room service providers' platform.

      Within the interactive entertainment market, we serve two market segments:

            o Play for Fun - Includes service providers offering interactive games that do not involve the direct transaction of money between the service provider and the subscriber. This is a rapidly growing market which holds great potential and opportunities for innovative gaming applications providers. Our solutions for the play for fun market include Zone4Play branded skill games, multi player games, trivia games, casino games and sports games. We can also develop tailor-made games as required by our customers. Additionally, we provide content we license form third-party developers such as Slingo and Game Universe.

            o Play for Real - Includes service providers that operate interactive gaming and gambling applications which involve monetary transactions between the service provider and the subscriber. Industry trends indicate that this market will continue to grow and offer subscribers a broad range of access possibilities to place real-money bets. This market is heavily regulated. Our current operations in this market are conducted exclusively in the United Kingdom.

OUR COMPETITIVE STRENGTHS

      We believe that our competitive strengths include:

      Proprietary, Award Winning, Technology, and Commitment to Research and Development. We invest in research and development to create applications and technologies that incorporate the advanced capabilities of next-generation networks. We have developed proprietary technologies that enable us to distribute our solutions across different platforms. In 2002, our innovative technology won 1st place at the "Neddies," an International competition for iTV applications developers organized by NDS Ltd. We offer our cross-platform technologies through revenue-sharing arrangements with our customers. The cross-platform nature of our technologies allows us to remain neutral to the network choices made by our customers, and enables our customers to reach the broadest number of subscribers possible.

      Customer Relationships across Multiple Platforms. Service providers are our primary customers and the distributors of our applications. Over the past two years, we have established agreements to distribute our applications through major wireless operators, Internet service providers, and cable and satellite service providers. We believe we have been able to build our distribution channels as a result of our focus on customer service, the quality of our applications and our ability to deploy those applications on a broad range of devices and networks. We believe that the time and difficulty involved in building a global distribution channel represents a significant barrier to entry for our potential competitors.

      Diverse Portfolio of Original and Licensed Properties. We publish a diverse portfolio of interactive entertainment applications. Our applications span over multiple categories and are based on intellectual properties that we create and own, and well-established brands that we license from third parties. We believe our approach to develop branded content for our platform has broad customer appeal and reduces our reliance on any particular application. In addition to introducing new applications, we continuously update our existing applications to take advantage of enhanced functionality of new media platforms.

      Recurring Revenue-Generating Business Model. Our business strategy emphasizes the collaborative nature of our approach to customers. We prefer to enter into revenue-share agreements with our customers, rather than license our technology. We believe this approach will continue to generate revenue long after the technology's initial release. The market data we collect from sales and usage of our applications also provides us with valuable insight into carrier and subscriber preferences and guides the development of future application.

OUR CUSTOMERS

      CABLE AND SATELLITE SERVICE PROVIDERS

      On November 6, 2003, we executed an agreement with RCN Telecom Services of Illinois, LLC, under which we will supply certain software applications for use in the Chicago area. Such applications include play for fun casino games and others. The term of this agreement is for three years from the date the service is first delivered by RCN to subscribers on a commercial basis. In consideration of supplying the software application, we are entitled to certain fees and a percentage of the revenue generated by RCN from the software application.

      On October 1, 2003, we entered into an agreement with NDS Limited, a company registered in England and Wales, for distribution of our play for fun interactive products to Cablevision subscribers in the United States. The term of the agreement is for a period of three years beginning July 16, 2003. Upon expiration of the initial term, the agreement will automatically renew for an additional one year term unless NDS elects to terminate the agreement upon thirty days prior written notice. In consideration of supplying the games, we receive a percentage of the revenue generated by NDS from the applications.

      On June 5, 2003, we entered into an agreement with Digital Impact (UK), a company incorporated under the laws of England and Wales, and with DTPC, a public company incorporated under the laws of England and Wales. We agreed to provide five interactive play for real games based on a fixed odds betting service, and two play for fun based games to be deployed on the AVAGO channel, which is operational under the Sky platform. The agreement will run non-exclusively for an initial period of 12 months from the date for the "reals" game on the AVAGO channel .The agreement will run non-exclusively for an initial period of three years with the option for the parties to extend the contract term thereafter on a rolling yearly basis. Under this agreement we receive a percentage of the revenues generated by The AVAGO Channel from the software applications.

      On March 10, 2003, we entered into an agreement with Two Way TV, Ltd., a company incorporated and organized under the laws of England and Wales, to supply software applications for play for fun interactive games on the digital cable television platforms operated by NTL & TELEWEST in the United Kingdom. Unless terminated by either party, the term of the agreement is for a period of 12 months from the commercial launch and is terminable upon 90 days notice. We are entitled to receive a percentage of the revenues generated by Two Way TV from the cable operators in connection with the applications.

      HOSPITALITY SERVICE PROVIDERS

      On January 8, 2004, we entered into an agreement with LodgeNet Entertainment Corporation, a Delaware corporation, under which we granted LodgeNet a license to use, and operate our solutions for Internet and Flash-based games, as necessary for LodgeNet to deploy the technology in hotels in the United States that receive LodgeNet programming through the LodgeNet entertainment on demand system. The term of the agreement is for a period of five years from January 8, 2004 unless sooner terminated. The agreement automatically renews and continues for one year periods unless terminated by either party providing at least 120 days' advance written notice of their desire not to renew prior to any expiration date. We are entitled to receive a percentage of the revenue generated by LodgeNet from our programming.

OUR STRATEGY

      Our goal is to become a leading global provider of interactive games technology to the iTV, wireless and Internet markets. We believe that developing a diversified portfolio of high quality, innovative applications is critical to our business. We intend to:

            o Develop Innovative Applications. We will continue to devote significant resources to the development of high-quality, innovative applications and work with the best content developers. As the interactive entertainment landscape continuously evolves, we expect to extend our cross-platform solutions to accommodate advancements in network and device technology.

            o Emphasize Zone4Play-Branded Technology. We plan to emphasize the unique features of Zone4Play-branded applications, which typically generate higher margins for us. We intend to broaden our applications to highlight the community aspects of our content, thereby offering our customers the opportunity to increase subscriber satisfaction, leading to reduction in subscriber turnover.

            o License Third Party Brands. We will continue to license well-known, third party brands and collaborate with major media companies and other brand holders to introduce third party branded applications. We believe that familiar titles facilitate the adoption of our applications by our customers and their subscribers, and create strong marketing opportunities.

COMPETITION

ITV MARKET

      The interactive entertainment applications market is highly competitive and characterized by frequent product introductions, new technologies, and evolving platforms in iTV, wireless and Internet. As demand for applications continues to increase, we expect new competitors to enter the market and existing competitors to allocate more resources to develop and market their applications. As a result, we expect competition in the interactive entertainment market to intensify.

      The current and potential competition in the interactive entertainment applications market includes major media companies, traditional video game publishing companies, service providers in the iTV, wireless and Internet markets, iTV, wireless and Internet software applications providers, and other pure-play interactive entertainment companies. Currently, we consider our primary competitors in the iTV market to be Orbis UK/Visionik, , and Betting Corp/Connect TV.

      ORBIS UK/VISIONIK - NDS owned companies, specializing together in iTV betting applications. Orbis develops a management server gaming engines and Visionik develops front-end gaming graphics and presentation layers to the end-user. Some of Orbis's iTV customers are Blue Square, Ladbrokes and Littlewoods, all in the United Kingdom market).

      BETTING CORP/CONNECT TV - An OpenTV owned company, this is an integrated entity that jointly specializes in iTV betting applications. Betting Corp develops the server and gaming engines and Connect TV develops the front-end gaming applications to the end-user.

WIRELESS MARKET

      The wireless entertainment applications market is highly competitive and characterized by frequent product introductions, evolving wireless platforms and new technologies. As demand for applications continues to increase, we expect new competitors to enter the market and existing competitors to allocate more resources to develop and market applications. As a result, we expect competition in the wireless entertainment market to intensify.

      The current and potential competition in the wireless entertainment applications market includes major media companies, traditional video game publishing companies, wireless carriers, wireless software providers and other pure-play wireless entertainment companies. Larger, more established companies are increasingly focused on developing and distributing wireless applications that directly compete with us.

      We also compete with wireless content aggregators, who combine applications from multiple developers (and sometimes publishers) and offer them to carriers or through other sales channels. We generally differentiate ourselves from aggregators in several key respects. Unlike us, aggregators do not typically fund development, provide design input or provide quality assurance for their applications. Also, since aggregators usually do not own an application's copyright, they often retain less than a majority of the revenues generated from application sales. We consider our primary competitor in the wireless market to be Chartwell Technologies.

      To our knowledge, none of our competitors offer a cross-platform solution that can be used for iTV, wireless and internet communications. Each of our competitors focuses exclusively on its target network environment. Based on the versatility of our technology, we believe that we have a competitive edge over our competitors.

      CHARTWELL TECHNOLOGIES - (CWH - Toronto Stock Exchange) A known brand for Web development of internet gambling sites. Chartwell is also approaching the mobile market with its customized applications to mobile devices.

INTELLECTUAL PROPERTY

      We rely exclusively on confidentiality agreements and common law intellectual property rights for the protection of our proprietary technology. As of February 1, 2004, we have not submitted any applications with any governmental office to protect our intellectual property, including patent and trademark applications.

GOVERNMENT REGULATION

      We currently market and sell our interactive games technology for use in gaming activities in the United Kingdom. Gaming activities are strictly regulated in the United States. Gaming regulations are based on policies that are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming;
(ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the governing jurisdictions; (iv) the prevention of cheating and fraudulent practices; and (v) the provision of a source of government revenue through taxation and licensing fees.

      The United Kingdom recently released a report that will greatly enhance its gambling business, including Internet gaming. Sports betting is currently regulated by the government, and to be more attractive to operators, the government is eliminating a nine percent tax on wagers, payable by bettors, with a 15 percent tax on gross profits, to be paid for by the bookmakers, both Internet and telephonic. The reforms will require primary legislation, and we expect the United Kingdom government to bring a Bill before Parliament in the near future.

EMPLOYEES

      As of February 1, 2004 we employed 18 employees, all of whom work full-time for us. None of our employees are covered by a collective bargaining agreement. We consider our relations with our employees to be good.

                             DESCRIPTION OF PROPERTY

      At February 1, 2004, the location of our principal operations was 3B Hashlosha St., Tel Aviv, 67060 Israel. This location consists of approximately 3,600 square feet of office space and the rent is approximately $1,600 per month. The location was sublet from Winner.com Israel (1999) Ltd., which is a related party.

                                LEGAL PROCEEDINGS

      As of February 1, 2004, we were not a party to, nor was any of our property the subject of, any legal proceeding. Further, as of February 1, 2004, none of our directors, officers or affiliates was involved in a proceeding adverse to our business or had a material interest adverse to our business.

                     MANAGEMENT'S DISCUSSION AND ANAYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The information in this report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This Act provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves so long as they identify these statements as forward looking and provide meaningful cautionary statements identifying important factors that could cause actual results to differ from the projected results. All statements other than statements of historical fact made in this report are forward looking. In particular, the statements herein regarding industry prospects and future results of operations or financial position are forward-looking statements. Forward-looking statements reflect management's current expectations and are inherently uncertain. Our actual results may differ significantly from management's expectations.

      The following discussion and analysis should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of our management.

OVERVIEW

      Our financial statements are stated in United States Dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

      You should read the following discussion of our financial condition and results of operations together with the audited financial statements and the notes to audited financial statements included elsewhere in this report prepared in accordance with accounting principles generally accepted in the United States. This discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those anticipated in these forward-looking statements.

OUR BUSINESS

      We develop interactive games technology that provides an end-to-end solution for multiple platforms that allows service providers to deliver games to their subscribers. Our customers include cable and satellite television service providers and hospitality service providers. Our customers include Lodgenet (US), RCN (US) and NDS (UK).

      Our technology allows service providers to generate additional revenue from their existing infrastructure and subscriber base by launching additional services quickly. Our technology allows a subscriber to switch from one platform to another using a single account with the same virtual account balance and user information. To our knowledge, our technology is unique in its ability to utilize a single account to play a game on different platforms, such as interactive TV, wireless or Internet. With this capability, our technology increases the variety of services that our customers can offer, which can help reduce subscriber turnover.

      Our customers typically enter into revenue-share agreements with us under which they use our technology to offer games to their subscribers and pay us a percentage of the revenues or income generated from those games.

      We devote substantially all of our efforts toward conducting research, development and marketing of our software. In the course of these activities, we have sustained operating losses and expect such losses to continue in the foreseeable future. To date, we have not generated sufficient revenues to achieve profitable operations or positive cash flow from operations. On December 31, 2003, we had a working capital deficiency of $924,675 and an accumulated deficit of $936,766. There is no assurance that profitable operations, if ever achieved, will be sustained on a continuing basis. During the twelve months ended December 31, 2003, we derived 92% of our revenues from two major customers. 69% of this revenue was from one time sale of clearing system to a related party.

RESULTS OF OPERATIONS - FISCAL YEAR ENDED DECEMBER 31, 2003 COMPARED TO THE FISCAL YEAR ENDED DECEMBER 31, 2002

REVENUES AND COST OF REVENUES

      Total revenues for the year ended December 31, 2003 increased by 193% to $553,707 from $189,008 for the year ended December 31, 2002. Revenues from sales of software applications to unrelated third parties for the year ended December 31, 2003 increased by 186% to $173,707 from $60,668 for the year ended December 31, 2002. Revenues from sales of software applications to related parties for the year ended December 31, 2003 increased by 196% to $380,000 compared to $128,340 for the year ended December 31, 2002. The increase in revenues from sales of software applications was due to new contracts, mainly in the United Kingdom. The revenues from sale of software applications to related parties in 2003 are from a one-time sale of credit card clearing software to a related party. Going forward, we expect that revenues from sale of software applications to related parties will be nominal.

      Cost of revenues for the year ended December 31, 2003 increased by 100% to $194,904 from $97,192 for the year ended December 31, 2002. Gross profit increased by 291% for the year ended December 31, 2003 to $358,803 from $91,816 for the same period in 2002. The increase in cost of revenues is mostly attributable to the one time sale of software to a related party, which included customization of the software and required allocation of employees in our R&D department. As a result, some R&D expenses were allocated to cost of sales.

RESEARCH AND DEVELOPMENT

      Research and development expenses for the year ended December 31, 2003 increased by 1% to $504,153 from $497,523 for the year ended December 31, 2002. The increase in research and development expenses was minor and was a result of the one time sale of software to a related party, which included customization of software and required allocation of employees in our R&D department.

SALES AND MARKETING

      Selling and marketing expenses for the year ended December 31, 2003 increased by 142% to $144,919 from $59,811 for the year ended December 31, 2002. The increase in sales and marketing expenses is mostly attributable to increases in labor costs and travel expenses to the United Kingdom and the United States.

GENERAL AND ADMINISTRATIVE

      General and administrative expenses for the year ended December 31, 2003 increased by 399% to $108,471 from $21,735 for the year ended December 31, 2002. The increase in general and administrative expenses is primarily attributable to the recruitment of employees and additional legal and audit expenses.

NET LOSS AND NET LOSS PER SHARE

      For the years ended December 31, 2003 and 2002, we incurred net losses of $442,412 ($0.042 per share) and $487,716 ($0.047 per share), respectively. The increased net loss is primarily attributable to increased operating expenses.

LIQUIDITY AND CAPITAL RESOURCES

      As of December 31, 2003, total current assets were $106,232 and total current liabilities were $1,030,907. On December 31, 2003, we had a working capital deficiency of $924,675 and an accumulated deficit of $936,766. We finance our operations with a combination of stock issuances and revenues from product sales.

      Our management believes that we have sufficient funds to operate for the next 12 months, with additional funds anticipated from the performance of agreements that we have entered with our current customers, and from future contracts that we expect to execute in the near future. Nonetheless, we intend to raise additional funds in order to broaden our financial strength and liquidity.

SUBSEQUENT EVENTS

      In April 2004, we completed a $1.2 million private placement, consisting of units offered at a price of $0.80 per unit, with each unit comprised of one share of common stock and two common stock purchase warrants. One warrant is exercisable for 24 months at a price of $1.85 per share and one warrant is exercisable for 36 months at a price of $2.50 per share. The private placement agreement was signed with a group of institutional and accredited investors.

      On August 17, 2004, we completed a $1 million private placement of common stock and warrants. The private placement consisted of units offered at a price of $1.00 per unit, with each unit comprised of one share of common stock and two common stock purchase warrants. One warrant is exercisable for 24 months at a price of $2.00 per share and one warrant is exercisable for 36 months at a price of $2.50 per share.

OUTLOOK

      We believe that our future success will depend upon our ability to enhance our existing products and solutions and introduce new commercially viable products and solutions addressing the demands of the evolving markets. As part of the product development process, we work closely with current and potential customers, distribution channels and leaders in our industry segments to identify market needs and define appropriate product specifications. Our current anticipated levels of revenue and cash flow are subject to many uncertainties and cannot be assured. In order to have sufficient cash to meet our anticipated requirements for the next twelve months, we may be dependent upon our ability to obtain additional financing. The inability to generate sufficient cash from operations or to obtain the required additional funds could require us to curtail operations.

OFF BALANCE SHEET ARRANGEMENTS

      We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity or capital expenditures.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

      The following are the names and certain information regarding or current directors and executive officers:

--------------------------------------------------------------------------------
             NAME           AGE                     POSITION
             ----           ---                     --------
--------------------------------------------------------------------------------
Shimon Citron                49   Chief Executive Officer and Director
--------------------------------------------------------------------------------
Uri Levy                     35   Chief Financial Officer
--------------------------------------------------------------------------------
Haim Tabak                   57   Chief Operating Officer
--------------------------------------------------------------------------------
Shachar Schalka              30   Chief Technology Officer
--------------------------------------------------------------------------------
Gil Levi                     32   Vice President, Research and Development
--------------------------------------------------------------------------------
Gil Arbel                    36   Vice President, Business Development
--------------------------------------------------------------------------------
Shlomo Rothman               58   Director
--------------------------------------------------------------------------------
Oded Zucker                  39   Director
--------------------------------------------------------------------------------

      Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at our annual meeting, to hold such office until an officer's successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board. Some of our directors and executive officers also serve in various capacities with our subsidiaries. There are no family relationships among any of our directors and executive officers.

BACKGROUND OF EXECUTIVE OFFICERS AND DIRECTORS

      SHIMON CITRON, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Citron founded our company in 2001 and he has held the positions of Chief Executive Officer and Director since inception. Mr. Citron is also the Chief Executive Officer and a Director of each of our wholly owned subsidiaries in Israel and in the United Kingdom. He has held these positions since 2001. From 1999-2001 Mr. Citron was the founder and President of Gigi Media Ltd., a private company based in Israel. From 1994 to 1999 he managed his own private investments in a number of startup companies in Israel.

      URI LEVY, CHIEF FINANCIAL OFFICER. Mr. Levy joined us as Chief Financial Officer in December 2003. Prior to joining us, Mr. Levy was Vice President, Finance of Loram Ltd. from June 2002 until December 2003, and as a controller of EasyRun Communications Software Systems from January 1999 until June 2003. Mr. Levy is a Certified Public Accountant in Israel and has a LL.M Degree from the Bar Ilan University in Ramat Gan.

      HAIM TABAK, CHIEF OPERATING OFFICER. Mr. Tabak joined us in January 2003 as Chief Operating Officer. Prior to joining us, Mr. Tabak was General Manager of Winner.com Ltd., Tel Aviv, Israel, a subsidiary of Winner.com, Inc. from March 2000 to December 2002. From January 1998 until December 1999, he held the position of Chief Operating Officer for Transtech Systems Ltd, an IT logistics solution provider located in Tel Aviv.

      SHACHAR SCHALKA, CHIEF TECHNOLOGY OFFICER. Mr. Schalka was appointed as our Chief Technology Officer in December 2001. Prior to joining us, Mr. Schalka held various technical, programming and managerial positions with Gigi Media Ltd. from September 2000 until November 2001.

      GIL LEVI, VICE PRESIDENT OF RESEARCH & DEVELOPMENT. Mr. Levi was appointed Vice President of Research and Development on June 2002. Prior to joining us, Mr. Levi held the position of senior software programmer of Gigi Media Ltd. from August 2000 until May 2002.

      GIL ARBEL, VICE PRESIDENT OF BUSINESS DEVELOPMENT. Mr. Arbel joined us in February 2004, with more then 14 years experience in the Interactive media and communications field. From 2002 to 2003, he served as General manager of RestArt, a consulting firm. From 2000 to 2001 he served as Director of Media at Starband Inc, a Gilat satellite networks spin-off launched with Microsoft and Dish Networks.

      SHLOMO ROTHMAN, DIRECTOR. Mr. Rothman has been a member of our Board of Directors since January 2004. Since February 2002, Mr. Rothman has been the President and CEO of S.R. Consulting Ltd., a private company that provides financial services, investment banking, mergers and acquisitions and project financing. From 1987 until 2002, Mr. Rothman was Senior Deputy General Manager of the First International Bank, a safra bank in Israel. From 1987 to 1999, he was the Head of Marketing, Capital Markets and Investments Divisions of the First International Bank. From 1999 until 2002, Mr. Rothman was the head of the Retail and Commercial Banking Division of the First International Bank. Mr. Rothman was a Director of the Tel Aviv Stock Exchange from 1989 until 2000 and a Director of Maalot-Israeli Rating Co. from 1995 until 2000. He is currently a Director of the Menorah-Gaon Investment House Ltd. and Edmond de Rothschild-Portfolio Management Ltd., both located in Israel.

      ODED ZUCKER, DIRECTOR. Mr. Zucker has been a member of our Board of Directors since January 2004. Mr. Zucker has been the United Kingdom Senior Vice President for Prudential Bache Inc. since 1995. He was also a co-founder of the Israeli operations for Prudential Bache. Mr. Zucker is a registered representative with the New York Stock Exchange and the NASD. Mr. Zucker is also a Director of Nisko Projects Electronics and Communication Ltd., which currently trades on the Tel Aviv Stock Exchange in Israel.

EMPLOYMENT AGREEMENTS

      On January 1, 2004, we entered into an employment agreement with Uri Levy to act as our Chief Financial Officer. The base gross salary under the agreement is approximately $3,333 per month for the first 90 days of the agreement and $4,444 per month thereafter. Each monthly payment is adjusted to reflect changes in the consumer price index as published on the date of payment. The agreement does not have an expiration date, but may be terminated by either party at any time upon 30 days written notice to the other party specifying the effective date of termination. The agreement has a non-competition provision, which provides that Mr. Levy shall not during the term of the agreement and for a period of 12 months from the termination date, directly or indirectly engage in certain activities that compete with us.

DIRECTORS' COMPENSATION

      On January 1 2004, we signed agreements with Shlomo Rothman and Oded Zucker, our two non-employee directors. While each such director serves as a member of the Board, we agreed to pay the director a director's fee of $7,000 per annum, payable in quarterly installments. In addition, we agreed to pay Messrs. Rothman and Zucker $750 per board meeting. Both directors will be granted an option under the terms of our option plan to purchase 192,261 shares of our common stock at an exercise price per share of $1. Each director's rights to exercise such option will vest in three equal annual installments during a period of three years commencing on May 2004, provided that our agreement with such director is not terminated earlier. To date we have not adopted a stock option plan and accordingly have not granted these options.

      We do not have any formal or informal arrangements or agreements to compensate our employee directors for services they provide as members of our Board of Directors.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our chief executive officer and other executive officers with annual compensation exceeding $100,000 during the years ended December 31, 2003 and 2002.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                                            ------------------------------------------
                                              ANNUAL COMPENSATION                      AWARDS                PAYOUTS
                                       -------------------------------------------------------------------------------
                                                                                               SECURITIES
                                                                OTHER                          UNDER-                    ALL
                                                               ANNUAL        RESTRICTED        LYING                     OTHER
        NAME AND                                               COMPEN-       STOCK AWARD(S)    OPTIONS/       LTIP       COMPEN-
   PRINCIPAL POSITION       YEAR       SALARY ($)   BONUS ($)  SATION ($)        ($)           SARS (#)     PAYOUTS ($)  SATION ($)
-----------------------------------------------------------------------------------------------------------------------------------
Shimon Citron, Chief        2003         -0-          -0-         -0-            -0-             -0-          -0-         -0-
     Executive Officer      2002         -0-          -0-         -0-            -0-             -0-          -0-         -0-
     and Director

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In 2002, we signed an agreement in the amount of $296,500 with Winner.com
(UK) Ltd. to provide a software application. According to the agreement, we received an advance payment in the amount of $196,000 from Winner.com. Due to a dispute with Winner.com, the software application was not delivered until the first quarter of 2004, when the dispute was resolved. Our Chief Executive Officer, Shimon Citron, owns 60% of Winner.com (UK) Ltd - of which half of the shares are being held as a trustee to other shareholders. Our management believes that the terms of the agreement with Winner.com were at least as favorable as could have been obtained from an unrelated third party.

      In December 2002, we signed a line of credit loan agreement with Shimon Citron, our Chief Executive Officer, in an amount of up to $500,000 for a term of two years. The loan is in U.S. dollars and bears an annual interest rate of 1.5%. As of December 2003, we used received $85,359 from the credit line. Our management believes that this loan agreement is on terms at least as favorable as could be obtained from an unrelated third party

      We currently sublet office space located at 3B Hashlosha St., Tel Aviv, 67060 Israel from Winner.com Israel (1999) Ltd., which is a related party. Our management believes that this space is rented on terms at least as favorable as could be procured from unrelated third parties.

      During 2002, we entered into a software development agreement with a related party to sell credit card clearing software. From this agreement, we generated one-time revenues in 2003 of $380,000.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of February 1, 2004 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers and directors; and (iii) our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

                                                Common Stock         Percentage of
  Name of Beneficial Owner (1)             Beneficially Owned (2)   Common Stock (3)
  -------------------------------------------------------------------------------------
  Shimon Citron (4)                               3,258,772              18.13%
  Haim Tabak                                         71,977                   *
  Gil Levy                                          178,377                  1%
  Shachar Schalka                                   178,377                  1%
  Shlomo Rothman                                          0                   *
  Oded Zucker                                             0                   *
  Pini Gershon                                    2,706,950              15.05%
  -------------------------------------------------------------------------------------
  All  officers  and  directors as a group        3,687,503              20.51%
  (6 persons)

* Less than 1%
(1) Except as otherwise indicated, the address of each beneficial owner is c/o Zone 4 Play, Inc., 103 Foulk Road, Wilmington, DE 19803
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except where indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of voting securities shown as beneficially owned by them.
(3)   Based on 17,976,190 shares outstanding.
(4)   Includes 494,449 shares owned by Yariv Citron, son of Shimon Citron.

                            DESCRIPTION OF SECURITIES

      The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

DIVIDEND POLICY

      We have not had any earnings or profits and have not paid any dividends. Our proposed operations are capital intensive and we need working capital. Therefore, we will be required to reinvest any future earnings in our operations. Our Board of Directors has no present intention of declaring any cash dividends, as we expect to re-invest all profits in the business for additional working capital for continuity and growth. The future declaration and payment of dividends will be determined by our Board of Directors after considering the conditions then existing, including our earnings, financial condition, capital requirements, and other factors.

CAPITAL STRUCTURE

      Our authorized capital consists of 75,000,000 shares of common stock, par value $.001 per share and no shares of preferred stock. As of February 1, 2004, we had 17,976,190 shares of common stock outstanding. Stockholders: (i) have general ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution to stockholders upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights, nor are there any redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters on which stockholders may vote at all shareholder meetings. The common stock does not have cumulative voting rights, which means that the holders of more than fifty percent of the common stock voting for election of directors can elect one hundred percent of our directors if they choose to do so.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET FOR SECURITIES

      Our common stock began quotation on the Over-The-Counter Bulletin Board during the third quarter of 2003, and is currently quoted under the symbol "ZFPI." The following sets forth the high and low bid quotations for the common stock since the third quarter of 2003. These quotations reflect prices between dealers, do not include retail mark-ups, markdowns, and commissions and may not necessarily represent actual transactions. The prices are adjusted to reflect all stock splits.

                                                 HIGH         LOW
------------------------------------------------ ------------ ------------
FISCAL YEAR ENDED DECEMBER 31, 2003
-----------------------------------------
First Quarter Ended March 31, 2003               ---          ---
Second Quarter Ended June 30, 2003               ---          ---
Third Quarter Ended September 30, 2003           $0.07*       $0.01*
Fourth Quarter ended December 31, 2003           $1.01        $0.27

      * Adjusted to reflect a 10:1 reverse stock split effected on September 26, 2003.

      As of February 1, 2004, there were approximately 60 stockholders of record of our common stock.

DIVIDEND POLICY

      Historically, we have not declared or paid any cash dividends on our common stock. Any future determination to pay dividends on our common stock will depend upon our results of operations, financial condition and capital requirements, applicable restrictions under any contractual arrangements and such other factors deemed relevant by our Board of Directors.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         The following table shows information with respect to each equity compensation plan under which our common stock is authorized for issuance as of the fiscal year ended December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

-----------------------------------------------------------------------------------------------------------------
           Plan category              NUMBER OF SECURITIES       WEIGHTED AVERAGE        NUMBER OF SECURITIES
                                        TO BE ISSUED UPON       EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                           EXERCISE OF         OUTSTANDING OPTIONS,     FUTURE ISSUANCE UNDER
                                      OUTSTANDING OPTIONS,     WARRANTS AND RIGHTS    EQUITY COMPENSATION PLANS
                                       WARRANTS AND RIGHTS                              (EXCLUDING SECURITIES
                                                                                       REFLECTED IN COLUMN (A)
-----------------------------------------------------------------------------------------------------------------
                                               (A) (B) (C)
-----------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS APPROVED             -0-                     -0-                       -0-
BY SECURITY HOLDERS
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
EQUITY COMPENSATION PLANS NOT                  -0-                     -0-                       -0-
APPROVED BY SECURITY HOLDERS
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
TOTAL                                          -0-                     -0-                       -0-
-----------------------------------------------------------------------------------------------------------------

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      On February 5, 2004, we appointed Kost Forer Gabbay & Kasierer a member of Ernst & Young, Global as our new principal independent accountants with the approval of our Board of Directors. Accordingly, we dismissed Peach Goddard Chartered Accountants on February 5, 2004. Peach Goddard acted as our principal independent accountant since the inception of our company in April 2002.

      During our recent fiscal year ended March 31, 2003, and the subsequent interim period through February 5, 2004, the date of Peach Goddard's dismissal and the date of Kost Forer Gabbay & Kasierer a member of Ernst & Young Global appointment, there were no disagreements with Peach Goddard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Peach Goddard for the fiscal year ended March 31, 2003 was, however, modified as to uncertainty as the report contained a paragraph with respect to our ability to continue as a going concern.

      In connection with the fiscal year ended March 31, 2003 and the subsequent interim period through February 5, 2004, Kost Forer Gabbay & Kasierer a member of Ernst & Young Global was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal year ended March 31, 2003 and the subsequent interim period through February 5, 2004 preceding the change in accountants, Kost Forer Gabbay & Kasierer a member of Ernst & Young Global did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

                     RECENT SALES OF UNREGISTERED SECURITIES

      Pursuant to a Stock Purchase Agreement dated December 1, 2004, we issued 10,426,191 shares of common stock to the following natural persons and entities in consideration for all of the issued and outstanding capital stock of Zone 4 Play, Inc., a Delaware corporation: Shimon Citron, Yariv Citron, Pini Gershon, Natan Lerer, Computer Direct Ltd., Sayex Trading Company1982 Ltd., Jacob Tennenbaum, Rivka Shmueli, Azriel Zolti, Roni Shatan, Ehud Zadokya, Sachin Mehta, Giora Grinberg, Shachar Schalka, Gil Levy, Erez Lahav, Ira Vinitzki, Haim Tabak and Avi Abramovich. These issuances and sales were deemed to be exempt under Regulation S under the Securities Act of 1933, as amended. The shares were acquired in an "offshore transaction" as defined in, and pursuant to, Regulation S on the basis that the purchaser was not offered the shares in the United States and did not execute or deliver any agreement in the United States.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Our Bylaws require that we indemnify and hold harmless our officers and directors who are made a party to or threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director of officer of Zone 4 Play, Inc. to the fullest extent permitted under Chapter 78 of the Nevada Revised Statutes, as amended.

      The State of Nevada permits a corporation to indemnify such persons for reasonable expenses in defending against liability incurred in any legal proceeding if:

      (a)   The person conducted himself or herself in good faith;

      (b)   The person reasonably believed:

            (1) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; and

            (2) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests.

      (c) In the case of any criminal proceeding, the person had no reasonable cause to believe that his or her conduct was unlawful.

      The indemnification discussed herein is not exclusive of any other rights to which those indemnified may be entitled under the Articles of Incorporation, any Bylaws, agreement, vote of stockholders, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

      See Item 2.01.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      On February 5, 2004, we appointed Ernst & Young, Israel ("E&Y") as our new principal independent accountants with the approval of our Board of Directors. Accordingly, we dismissed Peach Goddard Chartered Accountants on February 5, 2004. Peach Goddard has acted as our principal independent accountant since the inception of our company in April 2002.

      During our recent fiscal year ended March 31, 2003, and the subsequent interim period through February 5, 2004, the date of Peach Goddard's dismissal and the date of E&Y's appointment, there were no disagreements with Peach Goddard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the financial statements prepared by Peach Goddard for the fiscal year ended March 31, 2003 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to our ability to continue as a going concern.

      We provided Peach Goddard with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Peach Goddard, dated February 5, 2004, is attached to this Form 8-K as an exhibit.

      In connection with the fiscal year ended March 31, 2003 and the subsequent interim period through February 5, 2004, E&Y was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal year ended March 31, 2003 and the subsequent interim period through February 5, 2004 preceding the change in accountants, E&Y did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

      See Item 2.01.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

      Pursuant to the terms of the Stock Purchase Agreement dated December 1, 2003, on February 2, 2004, Jean Blanchard and Laurel Blanchard resigned as members of our Board of Directors without disagreement. The remaining director, Dennis Cox, appointed Shimon Citron and Shlomo Rothman to fill the two vacant positions on February 2, 2004, to serve until their re-election, removal or resignation. Thereafter, Mr. Cox resigned without disagreement on February 2, 2004. On February 2, 2004, Mr. Citron and Mr. Rothman appointed Oded Zucker to fill the directorship left vacant by Mr. Cox's resignation until his re-election, removal or resignation.

      Pursuant to the terms of the Stock Purchase Agreement, on February 2, 2004, Lois Meisinger resigned from her positions as Chief Executive Officer and President, and Laurel Blanchard resigned from her position as Chief Financial Officer. On February 2, 2004, the Board of Directors appointed Shimon Citron to the position of Chief Executive Officer and President, Haim Tabak to the position of Chief Operating Officer, Uri Levy to the position of Chief Financial Officer, Shachar Schalka to the position of Chief Technology Officer and Gil Levi to the position of Vice President of Research & Development of the Registrant.

      For a complete description of Messrs. Citron, Rothman, Zucker, Tabak, Levy, Schalka and Levi please see "Management" beginning on page 9 of this Form 8-K under Item 2.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of business acquired.

      Report of Independent Auditors, Ernst & Young
      Audited Consolidated Balance Sheets of Zone4Play, Inc. and its
        subsidiaries
      Audited Consolidated Statements of Operations of Zone4Play, Inc. and its
        subsidiaries
      Audited Changes in Stockholders' Deficiency of Zone4Play, Inc. and its
        subsidiaries
      Audited Consolidated Statements of Cash Flows of Zone4Play, Inc. and its
        subsidiaries
      Notes to Consolidated Financial Statements

(b) Pro forma financial information.

      Not applicable.

(c) Exhibits

EXHIBIT NUMBER                          DESCRIPTION
--------------------------------------------------------------------------------
2.1 Stock Purchase Agreement dated December 1, 2003 between Zone4play, Inc. and Old Goat Enterprises, Inc. (incorporated by reference to Form 8-K/A filed on April 5, 2004)

3.1 Articles of Incorporation (incorporated by reference to Form SB-2 (File No. 333-91356) filed on June 27, 2002)

3.2 Certificate of Amendment to Articles of Incorporation (incorporated by reference to Form 8-K filed on February 6,
                    2004)

3.3                 Bylaws (incorporated by reference to Form SB-2 (File No.
                    333-91356) filed on June 27, 2002)

10.1 Director Appointment Agreement of Oded Zucker dated January 1, 2004 (incorporated by reference to Form 10-QSB filed on August 16, 2004)

10.2 Director Appointment Agreement of Shlomo Rothman dated January 1, 2004 (incorporated by reference to Form 10-QSB filed on August 16, 2004)

10.3 Employment Agreement with Uri Levy dated January 1, 2004 (incorporated by reference to registration statement on From SB-2 (File No. 333-120174) filed on November 3, 2004)

10.4 Interactive Service Agreement, dated November 6, 2003, by and between Zone4Play, Inc. and RCN Telecom Services of Illinois, LLC

10.5 Casino Games Supply and License Subcontract Agreement, dated October 1, 2003, between NDS Limited and Zone4Play, Inc.

10.6 Game Licensing Agreement, dated January 8, 2004, by and between Zone 4 Play, Inc. and LodgeNet Entertainment Corporation

10.7 Agreement dated June 5, 2003 between Digital Impact (UK), Zone 4 Play (Israel) Ltd. and DTPC Ltd.

10.8 Interactive Television Content Service Agreement dated March 10, 2003 between Two Way TV, Ltd., Zone4Play (CY) Limited, and Zone4Play (Israel) Ltd.

10.9 Agreement of Novation made on September 8, 2003 between Two Way TV, Ltd., Zone 4 Play (CY) Ltd., Zone4Play (Israel) Ltd., and Zone 4 Play (UK) Ltd.

10.10 Commercial Sublease Agreement dated December 31, 2002 by and between Winner.com Israel (1999) Ltd. and Zone4Play (Israel) Ltd.

16.1 Letter from Peach Goddard Chartered Accountants dated February 5, 2004 (incorporated by reference to Form 8-K filed on February 6, 2004)

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ZONE 4 PLAY, INC.


Dated: December 20, 2004                   By: /s/ Uri Levy
                                               ---------------------------------
                                               Name:  Uri Levy
                                               Title: Chief Financial Officer

[LOGO] ERNST & YOUNG

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                             TO THE SHAREHOLDERS OF

                                 ZONE4PLAY INC.
                          (A DEVELOPMENT STAGE COMPANY)


      We have audited the accompanying consolidated balance sheets of Zone4Play Inc. (a development stage company) (the "Company") and its subsidiaries as of December 31, 2003 and December 31, 2002, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 2003 and for the period from April 2, 2001 (commencement of operations) through December 31, 2001 and for the period from April 2, 2001 (commencement of operations) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2003 and December 31, 2002, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 2003 and for the period from April 2, 2001 (commencement of operations) through December 31, 2001 and for the period from April 2, 2001 (commencement of operations) through December 31, 2003, in conformity with U.S. generally accepted accounting principles.


                                                /s/ Kost Forer Gabbay & Kasierer

Tel-Aviv, Israel                                    KOST FORER GABBAY & KASIERER
April 5, 2004                                   A Member of Ernst & Young Global

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
================================================================================
U.S. DOLLARS

                                                                DECEMBER 31,
                                                           ---------------------
                                                             2003         2002
                                                           --------     --------
    ASSETS

                                CURRENT ASSETS:
  Cash and cash equivalents                                $ 49,882     $    816
  Trade receivables                                          46,313           --
  Other accounts receivable and prepaid expenses             10,037       13,787
                                                           --------     --------

Total current assets                                        106,232       14,603
                                                           --------     --------

SEVERANCE PAY FUND                                           24,714       22,846
                                                           --------     --------

PROPERTY AND EQUIPMENT, NET                                  55,696       55,487
                                                           --------     --------

Total assets                                               $186,642     $ 92,936
                                                           ========     ========

The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
================================================================================
U.S. DOLLARS (EXCEPT SHARE DATA)

                                                                                         DECEMBER 31,
                                                                                 --------------------------
                                                                                    2003           2002
                                                                                 -----------    -----------
    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Short-term bank credit                                                         $    36,853    $    36,947
  Short-term loans from stockholders and related parties                             484,295             --
  Trade payables                                                                      77,547         61,428
  Employees and payroll accruals                                                     161,887        161,394
  Advance payments from customers and related parties                                243,500        196,000
  Accrued expenses and other liabilities                                              26,825          8,224
                                                                                 -----------    -----------

Total current liabilities                                                          1,030,907        463,993
                                                                                 -----------    -----------

LONG-TERM LIABILITIES:
  Accrued severance pay                                                               92,491         66,844
  Long-term loan                                                                          --         56,443
                                                                                 -----------    -----------

                                                                                      92,491        123,287
                                                                                 -----------    -----------
COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' DEFICIENCY:
  Common stock of $ 0.001 par value:
    Authorized: 75,000,000 shares as of December 31, 2003 and 2002; Issued and
    outstanding: 10,426,190 shares as of December 31, 2003 and 2002                       10             10
  Deficit accumulated during the development stage                                  (936,766)      (494,354)
                                                                                 -----------    -----------

Total stockholders' deficiency                                                      (936,756)      (494,344)
                                                                                 -----------    -----------

                                                                                 $   186,642    $    92,936
                                                                                 ===========    ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================
U.S. DOLLARS (EXCEPT SHARE DATA)

                                                                        PERIOD FROM     PERIOD FROM
                                                                       APRIL 2, 2001   APRIL 2, 2001
                                                                       (COMMENCEMENT   (COMMENCEMENT
                                                                             OF             OF
                                                    YEAR ENDED           OPERATIONS)    OPERATIONS)
                                                    DECEMBER 31,           THROUGH        THROUGH
                                             -------------------------   DECEMBER 31,   DECEMBER 31,
                                                 2003          2002          2001          2003
                                             -----------   -----------   -----------   -----------
Revenues:
  Sale of software applications              $   173,707   $    60,668   $     4,529   $   238,904
  One-time sale of software
    applications to related party                380,000       128,340            --       508,340
                                             -----------   -----------   -----------   -----------

  Total revenues                                 553,707       189,008         4,529       747,244
  Cost of revenues                               194,904        97,192            --       292,096
                                             -----------   -----------   -----------   -----------

Gross profit                                     358,803        91,816         4,529       455,148
                                             -----------   -----------   -----------   -----------

Operating expenses:
  Research and development                       504,153       497,523        11,157     1,012,833
  Selling and marketing                          144,919        59,811            --       204,730
  General and administrative                     108,471        21,735            --       130,206
                                             -----------   -----------   -----------   -----------

Total operating expenses                         757,543       579,069        11,157     1,347,769
                                             -----------   -----------   -----------   -----------

Operating loss                                   398,740       487,253         6,628       892,621
Financial expenses, net                           43,672           463            10        44,145
                                             -----------   -----------   -----------   -----------

Net loss                                     $   442,412   $   487,716   $     6,638   $   936,766
                                             ===========   ===========   ===========   ===========

Basic and diluted net loss per share         $      0.04   $      0.05   $    0.0001
                                             ===========   ===========   ===========

Weighted average number of common stock
   used in computing basic and diluted net
   loss per share                             10,426,190    10,426,190     7,819,642
                                             ===========   ===========   ===========

The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY
================================================================================
U.S. DOLLARS (EXCEPT SHARE DATA)

                                                                       DEFICIT
                                                                     ACCUMULATED
                                                                     DURING THE      TOTAL
                                             COMMON       SHARE      DEVELOPMENT  STOCKHOLDERS'
                                             STOCK       CAPITAL        STAGE      DEFICIENCY
                                           ----------   ----------   ----------    ----------
                                             NUMBER
                                           ----------
Balance as of April 2, 2001
  (commencement of operations)                     --   $       --   $       --    $       --

  Issuance Common stock on April 2, 2001   10,426,190           10           --            10
  Net loss                                         --           --       (6,638)       (6,638)
                                           ----------   ----------   ----------    ----------

Balance as of December 31, 2001            10,426,190           10       (6,638)       (6,628)

  Net loss                                         --           --     (487,716)     (487,716)
                                           ----------   ----------   ----------    ----------

Balance as of December 31, 2002            10,426,190           10     (494,354)     (494,344)

  Net loss                                         --           --     (442,412)     (442,412)
                                           ----------   ----------   ----------    ----------

Balance as of December 31, 2003            10,426,190   $       10   $ (936,766)   $ (936,756)
                                           ==========   ==========   ==========    ==========

The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS
================================================================================
U.S. DOLLARS

                                                                                   PERIOD FROM     PERIOD FROM
                                                                                  APRIL 2, 2001   APRIL 2, 2001
                                                                                  (COMMENCEMENT   (COMMENCEMENT
                                                             YEAR ENDED           OF OPERATIONS)  OF OPERATIONS)
                                                            DECEMBER 31,             THROUGH          THROUGH
                                                    -------------------------       DECEMBER 31     DECEMBER 31,
                                                       2003            2002            2001            2003
                                                    ---------       ---------       ---------       ---------
Cash flows from operating activities:
  Net loss                                          $(442,412)      $(487,716)      $  (6,638)      $(936,766)
  Adjustments required to reconcile net loss
    to net cash provided by (used in)
    operating activities:
    Depreciation                                       22,291           5,741              --          28,032
    Loss from sale of property and equipment            1,702              --              --           1,702
    Increase in trade and other accounts
      receivable and prepaid expenses                 (42,563)        (12,980)           (797)        (56,340)
    Increase in trade payables                         16,119          55,973           5,455          77,547
    Increase in employees and payroll accruals            493         155,695           5,699         161,887
    Increase in accrued expenses and other
        liabilities                                    18,601           6,724           1,500          26,825
    Increase in advance payments from
      customers and related parties                    47,500         196,000              --         243,500
    Accrued severance pay, net                         23,779          43,998              --          67,777
                                                    ---------       ---------       ---------       ---------

Net cash provided by (used in) operating
   activities                                        (354,490)        (36,565)          5,219        (385,836)
                                                    ---------       ---------       ---------       ---------

Cash flows from investing activities:
  Purchase of property and equipment                  (24,202)        (61,228)             --         (85,430)
                                                    ---------       ---------       ---------       ---------

Net cash used in investing activities                 (24,202)        (61,228)             --         (85,430)
                                                    ---------       ---------       ---------       ---------

Cash flows from financing activities:
  Issuance of shares                                       --              --           *) --           *) --
  Short-term bank credit, net                             (94)         36,947              --          36,853
  Receipt of short-term loans from
  stockholders and related parties                    427,852          56,443              --         484,295
                                                    ---------       ---------       ---------       ---------

Net cash provided by financing activities             427,758          93,390           *) --         521,148
                                                    ---------       ---------       ---------       ---------

Increase (decrease) in cash and cash
  equivalents                                          49,066          (4,403)          5,219          49,882
Cash and cash equivalents at the beginning of
  the period                                              816           5,219              --              --
                                                    ---------       ---------       ---------       ---------

Cash and cash equivalents at the end of the
period                                              $  49,882       $     816       $   5,219       $  49,882
                                                    =========       =========       =========       =========

Supplemental disclosure of cash flows
   information:
  Cash paid during the period for:
  Interest                                          $   4,571       $   3,830       $      10       $   8,411
                                                    =========       =========       =========       =========

*)    Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 1:- GENERAL

      a. Zone4Play Inc. ("the Company") was incorporated under the laws of the State of Nevada on April 23, 2002 as Old Goat Enterprises, Inc. On February 1, 2004, the company acquired Zone4Play, Inc. ("Zone4Play (Delaware)"), which was incorporated under the laws of the State of Delaware on April 2, 2001, and subsequently changed the Company name to Zone4Play, Inc., a Nevada corporation. The Company develops and markets interactive games applications for Internet, portable devices and interactive TV platforms.

            The Company conducts its operations and business with and through its wholly-owned subsidiaries, Zone4Play Limited, an Israeli corporation incorporated in July 2001, which is engaged in research and development and marketing of the applications, Zone4Play (UK) Limited, a United Kingdom corporation, incorporated in November 2002, which is engaged in marketing of the applications.

            The Company's shares are currently traded on the OTC Bulletin Board under the trading symbol "ZFPI.OB."

      b. The Company and its subsidiaries are devoting substantially all of its efforts toward conducting research, development and marketing of its software. The Company's and its subsidiaries' activities also include raising capital and recruiting personnel. In the course of such activities, the Company and its subsidiaries have sustained operating losses and expect such losses to continue in the foreseeable future. The Company and its subsidiaries have not generated sufficient revenues and have not achieved profitable operations or positive cash flow from operations. The Company's accumulated deficit aggregated to $ 936,766 as of December 31, 2003. There is no assurance that profitable operations, if ever achieved, could be sustained on a continuing basis.

            The Company plans to continue to finance its operations with a combination of stock issuance and private placements and revenues from product sales.

      c.    Acquisition of Zone4Play (Delaware):

            According to the agreement between the Company and Zone4Play (Delaware), the Company issued 10,426,190 Common stock to the former holders of equity interest in Zone4Play (Delaware).

            The acquisition has been accounted for as a reverse acquisition, whereby the Company was treated as the acquiree and Zone4Play (Delaware) as the acquirer, primarily because Zone4Play (Delaware) shareholders owned a majority, approximately 58% of the Company's Common stock, upon completion of the acquisition. Immediately prior the consumption of the transaction Zone4play Inc. had no material assets and liabilities, hence the reverse acquisition is treated as a capital stock transaction in which Zone4Play (Delaware) is deemed to have issued the Common stock held by the Company shareholders for the net assets of the Company. The historical financial statements of the Company became the historical financial statements of Zone4Play (Delaware).

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 1:- GENERAL (CONT.)

      d.    Concentration of risk that may have a significant impact on the
            Company:

            In the year ended December 31, 2003, the Company derived most of its revenues from two major customers (see Note 8).

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

      a.    Use of estimates:

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      b.    Financial statements in U.S. dollars:

            All of the revenues of the Company and its subsidiaries are generated in U.S. dollars ("dollar"). In addition, a substantial portion of the Company's and its subsidiaries costs are incurred in dollars. Company's management believes that the dollar is the primary currency of the economic environment in which the Company and its subsidiaries operate. Thus, the functional and reporting currency of the Company and its subsidiaries is the dollar.

            Accordingly, monetary accounts maintained in currencies other than the dollar are remeasured into U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52, "Foreign Currency Translation" ("SFAS No. 52"). All transactions gains and losses of the remeasurement of monetary balance sheet items are reflected in the consolidated statements of income as financial income or expenses as appropriate, and have not been significant to date for all years presented.

      c.    Principles of consolidation:

            The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany transactions and balances, have been eliminated upon consolidation.

      d.    Cash equivalents:

            Cash equivalents are short-term highly liquid investments that are readily convertible to cash with original maturities of three months or less.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

      e.    Property and equipment, net:

            Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method, over the estimated useful lives of the assets, at the following annual rates:

                                                                 %
                                                         ---------------

            Computers and peripheral equipment                20 - 33
            Electronic devices                                  15

            The Company's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long- Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. As of December 31, 2003, no impairment losses have been identified.

      f.    Severance pay:

            The Company's liability for severance pay in respect to its Israeli employees is calculated pursuant to Israeli severance pay law based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date. Israeli employees are entitled to one month's salary for each year of employment, or a portion thereof. The subsidiary's liability for its employees is fully provided by monthly deposits with severance pay funds, insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

            The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israeli severance pay law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

            Severance expenses for the years ended December 31, 2003 and December 31, 2002 amounted to $ 37,674 and $ 66,844, respectively.

      g.    Revenue recognition:

            The Company generates revenues mainly from the sale of software applications, from customization services and from revenue sharing agreements.

            The Company generates revenues through its direct sales force.

            The Company accounts for revenues from software applications agreements in accordance with Statement of Position 97-2, "Software Revenue Recognition", as amended ("SOP 97-2"). The revenue from license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations with regard to implementation remain, the fee is fixed or determinable and collectibility is probable.

            Revenues from software licenses that require significant customization, integration and installation are recognized in accordance with Statement of Position 81-1, "Accounting for Performance of Construction - Type and Certain Production Type Contracts" ("SOP 81-1"), using contract accounting on a completed contract method. After delivery, if uncertainty exists about customer acceptance of the software, license revenue is not recognized until acceptance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are first determined, in the amount of the estimated loss on the entire contract. As of December 31, 2003, no such estimated losses were identified.

            Estimated gross profit or loss from long-term contracts may change due to changes in estimates resulting from differences between actual performance and original forecasts. Such changes in estimated gross profit are recorded in results of operations when they are reasonably determinable by management, on a cumulative catch-up basis.

            The Company is entitled to royalties from revenue sharing arrangement upon sublicensing of the Company's products to end-users. Royalties out of revenue sharing arrangements are recognized when such royalties are reported to the Company.

      h.    Research and development costs:

            Research and development costs are charged to the Statement of Operations as incurred. Statement of Financial Accounting Standard No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" ("SFAS No. 86"), requires capitalization of certain software development costs subsequent to the establishment of technological feasibility.

            Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of the working models and the point at which the products are ready for general release have been insignificant. Therefore, all research and development costs have been expensed.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

      i     Income taxes:

            The Company and its subsidiaries account for income taxes in accordance with Statement of Financial Accounting Standards, "Accounting for Income Taxes" ("SFAS No. 109"). This statement prescribes the use of the liability method whereby deferred tax assets and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiaries provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

      j.    Concentrations of credit risk:

            Financial instruments that potentially subject the Company and its subsidiaries to concentrations of credit risk consist principally of cash and cash equivalents and trade receivables. The majority of the Company's cash and cash equivalents are invested in dollar instruments with major banks in Israel, the United Kingdom and the United States. Management believes that the financial institutions that hold the Company's investments are financially sound and accordingly, minimal credit risk exists with respect to these investments. Such cash and cash equivalents in the United States may be in excess of insured limits and are not insured in other jurisdictions. However, management believes that such financial institutions are financially sound.

            The Company's trade receivables are derived mainly from sales to two organizations located in Cyprus and in the United Kingdom, one of which (Cyprus) is related party. The Company performs ongoing credit evaluations of its customers and to date has not experienced any material losses.

            The Company and its subsidiaries have no off-balance-sheet concentration credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

      k.    Fair value of financial instruments:

            The following methods and assumptions were used by the Company and its subsidiaries in estimating their fair value disclosures for financial instruments:

            The carrying amounts of cash and cash equivalents, trade receivables, other accounts receivable, short-term bank credit, short-term loans, trade payables and other accounts payable approximate their fair value due to the short-term maturity of such instruments.

            Long-terms loans are estimated by discounting the future cash flows using current interest rates for loans or similar terms and maturities. The carrying amount of the long-term liabilities approximates their fair value.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

      l.    Impact of recently issued accounting standard

            In December 2003, the SEC issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition," ("SAB No. 104") which revises or rescinds certain sections of SAB No. 101, "Revenue Recognition," in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations. The changes noted in SAB No. 104 did not have a material effect on the Company's consolidated results of operations, consolidated financial position or consolidated cash flows.

NOTE 3:- OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

                                                        DECEMBER 31,
                                                     -----------------
                                                       2003      2002
                                                     -------   -------

            Government authorities                   $ 7,200   $12,402
            Prepaid expenses and other                 2,837     1,375
                                                     -------   -------

                                                     $10,037   $13,777
                                                     =======   =======

NOTE 4:-      PROPERTY AND EQUIPMENT, NET

            Cost:
                Computers and peripheral equipment   $82,176   $58,687
                Electronic devices                     1,468     2,541
                                                     -------   -------

                                                      83,644    61,228
                                                     -------   -------
            Accumulated depreciation:
                Computers and peripheral equipment    27,716     5,620
                Electronic devices                       232       121
                                                     -------   -------

                                                      27,948     5,741
                                                     -------   -------

            Depreciated cost                         $55,696   $55,487
                                                     =======   =======

NOTE 5:- SHORT-TERM BANK CREDIT

                                                                                     DECEMBER 31,
                                                            ---------------------------------------------------------------
                                                                    INTEREST RATE                       AMOUNT
                                                            ------------------------------ --------------------------------
                                                                2003            2002             2003            2002
                                                            -------------  --------------- ---------------- ---------------
                                                                          %
                                                            ------------------------------
               Short-term bank credit linked to New
                 Israeli Shekel (NIS)                                NIS 9.7-20.2           $      36,853    $      36,947
                                                                                           ================ ===============

               (1) Total authorized credit lines                                            $      39,963    $      36,947
                                                                                           ================ ===============
               (2) Weighted average interest rate at the
                   end of the year (NIS)                                                               13%              17%
                                                                                           ================ ===============

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 6:- SHORT-TERM LOANS FROM STOCKHOLDERS AND RELATED PARTIES

      a. In December 2002, the Company signed a loan agreement with its stockholder in an amount of up to $ 500,000, for a term of two years. Up until December 2003, the Company obtained a total amount of $ 85,359.

            The loan is in U.S. dollars and bears an annual interest rate of 1.5%.

      b. The Company had received short-term loans from related parties in Israel and in the U.S. All loans were paid by the end of March 2004.

                                                            DECEMBER 31,
                                                    ---------------------------
                                                         2003           2002
                                                    ------------   ------------

            Short-term loans from related parties   $    398,936   $         --
                                                    ============   ============

            The weighted average interest rate on these short-term loans as of December 31, 2003 was 0%.

NOTE 7:- COMMITMENTS AND CONTINGENT LIABILITIES

      a.    Lease commitments:

            The Company and its subsidiaries rent its facility from a related party under an operating lease agreement, which expires on August 19, 2004. The minimum rental payments and other attendant expenses under non-cancelable operating lease are as follows:

            For the period ended August 19, 2004             16,231
                                                         --------------

                                                         $   16,231
                                                         ==============

            Total rent and other attendant expenses for the years ended December 31, 2003 and December 31, 2002, were approximately $ 19,570 and $ 25,586, respectively.

      b.    Litigation:

            In October 2002, the Company signed an agreement in the amount of $ 296,500 with a related party and a third party to provide a software application.

            According to the agreement, the Company received an advance payment in the amount of $ 196,000 from the third party.

            Due to a dispute with the third party, the software application was not delivered.

            In March 2003, the Company and a related party filed a claim in the Court of law in the state of Israel against the third party. During 2004, the Company's reached a settlement with all the parties involved. According to the settlement, each party dismissed its claim and the Company will provide the software application for the amount of $ 196,000 instead of $ 296,500.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 8:- SEGMENTS, CUSTOMERS AND GEOGRAPHIC INFORMATION

            Summary information about geographic areas:

            The Company manages its business on the basis of one reportable segment (see Note 1 for a brief description of the Company's business) and follows the requirements of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information".

      a. The following is a summary of operations within geographic areas, based on customer's location:

                                          YEAR ENDED              NINE MONTHS
                                         DECEMBER 31,                ENDED
                                    -----------------------       DECEMBER 31,
                                      2003            2002           2001
                                    --------        --------        --------
                                                TOTAL REVENUES
                                    ----------------------------------------
            United Kingdom          $153,857        $     --        $     --
            Israel                     5,687         189,008           4,529
            Cyprus                   380,000              --              --
            Holland                   14,163              --              --
                                    --------        --------        --------

                                    $553,707        $189,008        $  4,529
                                    ========        ========        ========

      b.    Major customer data as percentage of total revenues:

                                                  2003   2002  2001
                                                  ----   ----  ----

            Customer A                              23%    --    --
                                                  ====   ====  ====
            Customer B (related party)              69%    --    --
                                                  ====   ====  ====
            Customer C                              --     30%   --
                                                  ====   ====  ====
            Customer D (related party)              --     68%   --
                                                  ====   ====  ====
            Customer E                              --     --   100%
                                                  ====   ====  ====

      c.    Long-lived assets located in Israel at the Company's premises.

NOTE 9:- SHARE CAPITAL

      a.    Shareholders' rights:

            The shares of Common stock confer upon the holders the right to elect the directors and to receive notice to participate and vote in the general meetings of the Company, and the right to receive dividends, if and when declared.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 9:- SHARE CAPITAL (CONT.)

      b.    Private placement:

            1. All Common stock and per share stock amounts have been adjusted of 10,426,190 Common Stock resulted from the acquisition agreement, as described in note 1c.

            2. In April 2001, upon commencement of operation, the Company issued 104,314 shares of Common stock of $ 0.001 par value in consideration of $ 0.1 and in addition was obligated to issue 10,321,876 shares of its Common stock to its founders. These shares were issued in August 2003 (9,233,880 shares), in September 2003 (734,371 shares) and in November 2003 (353,625 shares).

                        All Common stock and per share amounts have been adjusted to give retroactive effect these issuance of shares.

      c.    Dividends:

            In the event that cash dividends are declared in the future, such dividends will be paid in NIS. The Company does not intend to pay cash dividends in the foreseeable future.

NOTE 10:- RELATED PARTY TRANSACTIONS

      a. During 2002, the Company entered into a software development agreement with a company owned by the Chairman of the Board of Directors. In consideration of this agreement, the Company generated in 2002 revenues in a total amount of $ 128,340.

      b. During 2002, the Company entered into a software development agreement with a company owned by the founder of the Company to sale a credit card clearing software. The Company generated one-time revenues from this agreement in 2003, in a total amount of $ 380,000.

      c. In December 2002, the company signed a loan agreement with its stockholder in an amount of up to $ 500,000 for a term of two years. The loan is in U.S. dollars and bears an annual interest rate of 1.5%. As of December 2003, the company used amount of $ 85,359 out of total credit line.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 11:- INCOME TAXES

      a. Measurement of taxable income under the Income Tax Law (Inflationary Adjustments), 1985:

            Results for tax purposes of the Israeli subsidiary are measured in terms of earnings in NIS, after certain adjustments for increases in the Israeli Consumer Price Index ("CPI"). As explained in Note 2b, the financial statements are measured in U.S. dollars. The difference between the annual change in the Israeli CPI and in the NIS/dollar exchange rate causes a further difference between taxable income and the income before taxes shown in the financial statements. In accordance with paragraph 9(f) of SFAS No. 109, the Israeli subsidiary has not provided deferred income taxes on the difference between the functional currency and the tax bases of assets and liabilities.

            Israeli tax reform:

            On January 1, 2003, a comprehensive tax reform took effect in Israel. Pursuant to the reform, resident companies are subject to Israeli tax on income accrued or derived in Israel or abroad. In addition, the concept of "controlled foreign corporation" was introduced, according to which an Israeli company may become subject to Israeli taxes on certain income of a non-Israeli subsidiary if the subsidiary's primary source of income is passive income (such as interest, dividends, royalties, rental income or capital gains). The tax reform also substantially changed the system of taxation of capital gains.

      b.    Deferred income taxes:

            Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company and its subsidiaries' deferred tax assets are as follows:

                                                            DECEMBER 31,
                                                      ----------------------
                                                        2003         2002
                                                      ---------    ---------

  Operating loss carryforward                         $ 327,293    $ 173,273
  Reserves and allowances                                38,350       25,860
                                                      ---------    ---------

  Net deferred tax asset before valuation allowance     365,643      199,133
  Valuation allowance                                  (365,643)    (199,133)
                                                      ---------    ---------

  Net deferred tax asset                              $      --    $      --
                                                      =========    =========

            As of December 31, 2003, the Company and its subsidiaries have provided valuation allowances of $ 365,643, in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that since the Company and its subsidiaries have a history of losses it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future. The change in valuation allowance was $ 166,510.

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 11:- INCOME TAXES (CONT.)

      c.    Net operating losses carryforwards:

            The Company has accumulated losses for tax purposes as of December 31, 2003, in the amount of $ 760,497, which may be carried forward and offset against taxable income, and which expire during the years 2021-2023.

            Utilization of U.S. net operating losses may be subject to substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

            The Israeli subsidiary, a subsidiary of Zone4Play Inc. in Israel, has accumulated losses for tax purposes as of December 31, 2003, in the amount of approximately $ 141,915, which may be carried forward and offset against taxable income in the future, for an indefinite period.

            The United Kingdom subsidiary, a subsidiary of Zone4Play Inc. in United Kingdom, has accumulated losses for tax purposes as of December 31, 2003, in the amount of approximately $ 28,656, which may be carried forward and offset against taxable income in the future, for an indefinite period.

      d. The main reconciling items between the statutory tax rate of the Company and the effective tax rate are the non-recognition of the benefits from accumulated net operating losses carry forward among the various subsidiaries worldwide due to the uncertainty of the realization of such tax benefits.

NOTE 12:- FINANCIAL EXPENSES

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                           -----------------
                                                             2003      2002
                                                           -------   -------
            Financial expenses:
              Interest, bank charges and fees              $19,918   $ 2,518
              Financial income:
                Foreign currency translation differences    23,754    (2,055)
                                                           -------   -------

                                                           $43,672   $   463
                                                           =======   =======

                                             ZONE4PLAY INC. AND ITS SUBSIDIARIES
                                                   (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
================================================================================
U.S. DOLLARS

NOTE 13:- SUBSEQUENT EVENTS (UNAUDITED)

            In April 2004, the Company completed a $ 1.2 million private placement, consisting of 1,500,000 shares of its Common stock of $
            0.001 par value and two warrants to purchase one share of Common stock each. One warrant is exercisable for 24 months at a price of $1.85 per share and one warrant is exercisable for 36 months at a price of $2.50 per share. The purchase price for each Common stock and two warrants was $ 0.80. The privet placement agreement was signed with a group of institutional and individual investors.

            In August 2004, the Company completed a $ 1 million private placement consisting of 1,000,000 shares of its Common stock of $
            0.001 par value and two warrants to purchase one share of Common stock each. One warrant is exercisable for 24 months at a price of $
            2.00 per share and one warrant is exercisable for 36 months at a price of $ 2.5 per share. The purchase price for each Common stock and two warrants was $ 1.

            On May 1, 2004, the Company signed an agreement with the Executive Vice President of the Company. According to the agreement the Company will grant options to purchase 200,000 shares of its Common stock at a purchase price per share at a 15% discount to the market price of its Common stock on May 1, 2004. The options are exercisable for a period of 60 months from the grant date and vest 1/8 every three months beginning July 1, 2004. In addition, if the company's gross revenues exceed $ 15 million during the 2005 calendar year, the Company agreed to grant him fully vested options to purchase 180,000 shares of its Common stock exercisable for a 60 months from May 1, 2004 at a purchase price per share at a 15% discount to the market price of its Common stock. To date, The Company's Board of Directors has not approved this grant. Further more the Executive Vice President is entitled to sales commissions equal to 5% of aggregate total net revenues from institutional gaming operators.

            The Company has signed agreements with two non-employee directors. While each such Director serves as a member of the Board, the Company shall pay the Director a director's fee of $ 7,000 per annum, payable in quarterly installments. Both Directors shall be granted an option under the terms of the Company's option plan, when it will be issued, to purchase 192,261 shares of Common stock of the Company, at an exercise price per share of $ 1. Each Director's rights to exercise such option shall vest in three equal annual installments during a period of three years commencing on May 2004, provided that the Company's agreement with such Director is not earlier terminated. To date the Company has not adopted a stock option plan and accordingly has not granted these options.

            During 2004, the Company issued 66,570 shares to service providers, regarding there service agreements. The company had accounted for these shares to the service providers under the fair value method of Statement of Financial Accounting Standard No.123 "Accounting for Stock Based Compensation". The fair value of these shares was estimated using the Company's share price at grant dates.


                               - - - - - - - - - -